As filed with the Securities and Exchange Commission on April 15, 1999
                                                     Registration No. 333-70029
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                 Post-Effective
                                 Amendment No. 1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             -----------------------

                               THE WMF GROUP, LTD.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                   54-1647759
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                              1593 Spring Hill Road
                                    Suite 400
                             Vienna, Virginia 22182
                                (703) 610-1400
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)


                              Mr. Shekar Narasimhan
                              1593 Spring Hill Road
                                    Suite 400
                             Vienna, Virginia 22182
                                (703) 610-1400
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)


                                    Copy to:
                              Mr. Randall S. Parks
                                Hunton & Williams
                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                          Richmond, Virginia 23219-4074


Approximate  date of commencement  of proposed sale to the public:

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box: [ ]


===============================================================================

                              DESCRIPTION OF ACTION

      Pursuant to Registration Statement No. 333-70029 on Form S-3, The WMF Group, Ltd., a Delaware corporation (the "Company") registered 2,829,511 rights to purchase shares of its Common Stock, $.01 par value and 2,829,511 shares of its Common Stock, $.01 par value, issuable pursuant to a Rights Agreement dated February 1, 1999 between the Company and BankBoston, N.A., as Subscription Agent. Pursuant to the exercise of Rights, a total of 1,482,271 shares of the
Company's Common Stock were purchased. The Company hereby removes from registration 1,347,240 shares of Common Stock, which remain unissued after the Rights Offering.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, Commonwealth of Virginia on this 15th day of April, 1999.

                                THE WMF GROUP, LTD.

                                By: /s/ Michael D. Ketcham
                                    Michael D. Ketcham
                                    Executive Vice President
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 1999.

        Signature                             Title & Capacity
        ---------                             -----------------

/s/ Roderick J. Heller III *               Chairman of the Board
-----------------------------
 Roderick J. Heller III

 /s/ Shekar Narasimhan *         President, Chief Executive Officer and Director
------------------------------            (Principal Executive Officer)
 Shekar Narasimhan

-----------------------------                     Director
 Mohammed A. Al-Tuwairji

-----------------------------                     Director
    Michael Eisensen

 /s/ Tim R. Palmer *                              Director
-----------------------------
     Tim R. Palmer

 /s/ John D. Reilly *                             Director
-----------------------------
     John D. Reilly

-----------------------------                     Director
 Herbert S. Winokur, Jr.



* By:  /s/ Michael D. Ketcham
      -----------------------
       Michael D. Ketcham
       Attorney-in-Fact